Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in this Registration Statement on Form S-4, of IMAC Holdings, Inc. of our report dated December 29, 2022, on the consolidated financial statements of Theralink Technologies, Inc. and Subsidiaries for the fiscal years ended September 30, 2022 and 2021, included in Form 10-K of Theralink Technologies, Inc. filed on December 29, 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 29, 2023